                  SECOND RESTATED SECURITIES PLEDGE AGREEMENT

          THIS SECOND RESTATED SECURITIES PLEDGE AGREEMENT is made as of April 4, 2001, between Aerovox Incorporated, a Delaware corporation (together with Mr. Elliot, "Pledgor"), Robert Elliott ("Mr. Elliott") and Hobir Holding B.V.
         -------
("Hobir"), Kato Holding B.V. ("Kato"), Bires Investments B.V. ("Bires") Kasri Holding B.V. ("Kasri"), Tako Holding B.V. ("Tako") and Renko Investments B.V. ("Renko"), each a corporation organized under the laws of The Netherlands (collectively, the "Pledgee").

          WHEREAS, Pledgor and Pledgee are parties to a Restructuring Agreement dated on or about the date hereof (the "Restructuring Agreement").
                                        -----------------------

          WHEREAS, pursuant to the Restructuring Agreement, Pledgor and Pledgee agreed to execute this Second Restated Securities Pledge Agreement to amend and restate the six Restated Securities Pledge Agreements dated January 31, 2001, pursuant to which Aerovox Incorporated agreed to pledge not more than 59% of its shares of common stock of Aerovox de Mexico, S.A. de C.V (f/k/a Capacitores Unidos, S.A. de C.V.) ("ADM Stock") in order to secure Pledgor's indebtedness
                        ---------
pursuant to the two promissory notes issued to each Pledgee by Pledgor on April 5, 1999 (the "Old Notes").
              ---------

          WHEREAS, pursuant to the Restructuring Agreement each Old Note has been canceled and replaced by a replacement promissory note bearing interest at 8.22% per annum issued on or about the date hereof (each a "Replacement Note")
                                                            ----------------
as follows:

          (a) In the principal amount of $251,250 (Two hundred fifty-one thousand two hundred fifty) to Hobir;

          (b) In the principal amount of $251,250 (Two hundred fifty-one thousand two hundred fifty) to Kato;

          (c) In the principal amount of $251,250 (Two hundred fifty-one thousand two hundred fifty) to Bires;

          (d) In the principal amount of $251,250 (Two hundred fifty-one thousand two hundred fifty) to Kasri;

          (e) In the principal amount of $331,140 (Three hundred thirty-one thousand one hundred forty) to Tako; and

          (f) In the principal amount of $255,261 (Two hundred fifty-five thousand two hundred sixty-one) to Renko.

          WHEREAS, Pledgor and each Pledgee are parties to Stock Purchase Agreements (the "Purchase Agreement"), dated April 5, 1999, as subsequently
                 ------------------
amended, pursuant to which Pledgor purchased a total of 50,000 shares of ADM Stock from Pledgee.

          WHEREAS, Pledgor now agrees to pledge 100% of the issued and outstanding shares of ADM Stock in order to secure Pledgor's indebtedness pursuant to the Replacement Note. The 50,000 shares of Series B Class I and 22,333,830 shares of Series B Class II of the ADM Stock to be pledged hereunder are hereinafter referred to as "Pledged Securities." This Second Restated
                                ------------------
Securities Pledge Agreement provides the terms and conditions upon which the Replacement Note is secured by a pledge to Pledgee of the Pledged Securities.

          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

          1.   Pledge. Pledgor hereby pledges to Pledgee, and grants to Pledgee
               ------
a security interest in the Pledged Securities as security for the prompt and complete payment when due of the unpaid principal of and interest on the Replacement Note and full payment and performance of the obligations and liabilities of Pledgor hereunder. Upon an event of default on the Replacement Note, Pledgee shall have all of the rights of a secured creditor.

          2.   Delivery of Pledged Securities. Upon the execution of this Second
               ------------------------------
Restated Securities Pledge Agreement, Pledgor shall deliver to First National Bank, the U.S. escrow agent of Pledgee any certificate(s) representing the Pledged Securities and duly executed forms of assignment sufficient to transfer title thereto to Pledgee. The escrow agent shall hold the Pledged Shares in accordance with an escrow agreement mutually agreeable to the parties hereto. Pledgor further agrees to deliver upon execution hereof to counsel to Pledgee UCC-1 financing statements which shall identify the Pledged Securities as 100% of the issued and outstanding capital stock of ADM, including the number of issued and outstanding shares, together with all proceeds of the Pledged Securities. The UCC-1 financing statements shall be filed in the appropriate recording offices in Massachusetts and Delaware.

          3.   Voting Rights; Cash Dividends. Upon execution of this Second
               -----------------------------
Restated Securities Pledge Agreement, Pledgor shall deliver to Enrique Sanchez Aldunate ("Mr. Sanchez") an irrevocable proxy to vote the Pledged Securities in the form of Exhibit A to this Agreement; provided, however, so long as no default exists in the payment of principal or interest on any Replacement Note, Pledgor shall be entitled to exercise all voting rights with respect to the Pledged Securities. All dividends or other distributions with respect to any Pledged Securities in the form of cash or cash equivalents shall be retained by or otherwise immediately remitted to Pledgee for application to the Note as provided therein.

          4.   Stock Dividends; Distributions, etc. If, while this Restated
               ------------------------------------
Securities Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, in exchange for or otherwise in respect of any of the Pledged Securities (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of Pledgee as additional security for Pledgor's obligations under the Replacement Note and shall promptly deliver such additional security to Pledgee together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Securities hereunder.

          5.   Default. If Pledgor defaults in the payment of the principal or
               -------
interest under the Replacement Note when it becomes due (whether upon acceleration or otherwise) or any other event of default under the Replacement Note or this Second Restated Securities Pledge Agreement occurs (including the bankruptcy, Chapter 11 or insolvency of Pledgor), Pledgee may exercise any and all the rights, powers and remedies of any owner of the Pledged Securities (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Massachusetts or otherwise applicable to Pledgee under applicable law. Without limiting the foregoing, Pledgee is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Securities at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as Pledgee may deem advisable. Pledgor shall have no right to redeem the Pledged Securities after any such sale or assignment. At any such sale or auction, Pledgee may bid for, and become the purchaser of, the whole or any part of the Pledged Securities offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Replacement Note; provided that after payment in full of the indebtedness evidence by the Replacement Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Securities remaining in the hands of Pledgee. Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Replacement Note in full, including the fees of any attorneys employed by Pledgee to collect such deficiency.

          6.   Release of Pledged Securities.
               -----------------------------

               a. Upon payment in full of the indebtedness evidenced by the Replacement Note, Pledgee shall surrender the Pledged Securities to Pledgor together with all forms of assignment.

               b. Upon termination of Enrique Sanchez Aldunate ("Mr. Sanchez") as an executive officer or director of Pledgor by his decision for any reason except for Mr. Sanchez's death or disability, the security interest granted hereunder shall immediately terminate and Pledgee shall surrender the Pledged Securities to Pledgor together with all applicable forms of assignment. For purposes of this Section 6.1.b, Mr. Sanchez shall be considered to have a disability if he becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities for twelve weeks or more during any period of three hundred and sixty-five (365) consecutive calendar days.

          7.   No Other Liens; No Sales or Transfers. Pledgor hereby represents
               -------------------------------------
and warrants that he has good and valid title to all of the Pledged Securities, free and clear of all liens, security interests and other encumbrances, and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Replacement Note have been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Securities or Pledgor's rights as a holder thereof, other than pursuant to this Second Restated Securities Pledge Agreement or (ii) sell or otherwise transfer any Pledged Securities or any interest therein.

     8.   Further Assurances.  Pledgor agrees that at any time and from time to
          ------------------
time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Second Restated Securities Pledge Agreement.

     9.   Severability.  Any provision of this Second Restated Securities Pledge
          ------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.  No Waiver; Cumulative Remedies.  Pledgee shall not by any act, delay,
          ------------------------------
omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid against Pledgee unless in writing and signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     11.  Waivers, Amendments; Applicable Law; Dispute Resolution; Consent to
          -------------------------------------------------------------------
Jurisdiction.  None of the terms or provisions of this Second Restated
------------
Securities Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its respective successors and assigns. This Second Restated Securities Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts with regard to any conflict of law provisions. Any dispute which arises between the parties hereunder shall be resolved exclusively in accordance with the arbitration procedures set forth in Clause 8.13 of the Purchase Agreement. Notwithstanding the foregoing, each party hereto, by its execution hereof, (a) consents to the jurisdiction of the competent courts of Mexico City, Federal District, for the sole purpose of enforcing an arbitral award relating to this Agreement under Clause 8.13 of the Purchase Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced by such court and (c) hereby agrees not to commence or maintain any actions, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than in the courts and for the purpose described in clause (a) above nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.

     IN WITNESS WHEREOF, this Second Restated Securities Pledge Agreement has been executed as of the date first above written.


                              AEROVOX INCORPORATED



                              ______________________________
                              Robert D. Elliott


                              RENKO INVESTMENTS, B.V.


                              ______________________________
                              Francisco Lucia S.


                              HOBIR HOLDING B.V.


                              ______________________________
                              Francisco Lucia S.


                              KATO HOLDING B.V.


                              ______________________________
                              Francisco Lucia S.


                              BIRES INVESTMENTS B.V.


                              ______________________________
                              Francisco Lucia S.

                              KASRI HOLDING B.V.


                              ______________________________
                              Francisco Lucia S.



                              TAKO HOLDING B.V.


                              ______________________________
                              Francisco Lucia S.

                                   Exhibit A

                               Irrevocable Proxy

Reference is made to the (i) Restructuring Agreement dated as of April ___, 2001 by and among Aerovox Incorporated ("Aerovox"), Aerovox de Mexico (the "Company"), Enrique Sanchez Aldunate ("Mr. Sanchez"), Hobir Holding B.V. ("Hobir"), Kato Holding B.V. ("Kato"), Bires Investments B.V. ("Bires"), Kasri Holding B.V. ("Kasri"), Tako Holding B.V. ("Tako"), and Renko Investments B.V. ("Renko") (the "Restructuring Agreement") and (ii) the six Replacement Promissory Notes dated April ___, 2001 issued by Aerovox to each of Hobir, Kato, Bires, Kasri, Tako and Renko (the "Replacement Notes").

     Each of Aerovox and Robert Elliott (each a "Stockholder") hereby irrevocably appoints Mr. Sanchez as attorney and proxy with the power of substitution to represent and vote at any annual or special meeting of stockholders the Company all of their respective shares of the capital stock of the Company (the "Pledged Securities") which each such Stockholder could vote if present, in such manner as he may determine on any matters which may properly come before any such meeting or any adjournments thereof and to take any action by written consent of stockholders of ADM; provided, however, that so long as no default exists in the payment of principal or interest on any Replacement Note, Aerovox shall be entitled to exercise all voting rights with respect to the Pledged Securities and this Irrevocable Proxy shall have no effect.


                              AEROVOX INCORPORATED

                              By:_______________________
                                  Robert Elliott
                                  Chief Executive Officer


                              __________________________
                              Robert Elliott

                                April ___, 2001

First National Bank
401 West A Street
San Diego, CA 92101-7917
Attention: Ms. Carlee Harmonson

     Re:  General Escrow Instructions

Ladies and Gentlemen:

     Reference is made to the General Escrow Instructions (the "General Instructions") dated on or about the date hereof by and among First National Bank as Escrow Agent ("Escrow Agent"), Aerovox Incorporated ("Pledgor"); Hobir Holding B.V., Kato Holding B.V., Bires Investments B.V., Kasri Holding B.V., Tako Holding B.V., and Renko Investments B.V., (collectively, "Pledgee"); and Enrique Sanchez Aldunate as Pledgee's representative ("Pledgee's Representative"). The General Instructions are hereby incorporated by reference herein and made a part of this letter agreement. To the extent that anything contained in the General Instructions conflicts with any provisions of this letter agreement, the terms of this letter agreement shall control.

     Upon execution hereof, Pledgor shall deposit into escrow with Escrow Agent 50,000 shares of Series B Class I and 22,333,830 shares of Series B Class II of the capital stock of Aerovox de Mexico (the "Pledged Shares").

     It is agreed by the parties hereto that Escrow Agent is serving only as escrow holder and Pledgee's collateral agent for purposes of establishing Pledgee's control of the Pledged Shares under Section 8-106 of the Uniform Commercial Code.

     In the event that an event of default occurs as a result of any non-payment of interest or principal due under any Replacement Promissory Notes dated as of April 4, 2001 issued to Pledgee, Pledgee's Representative, on behalf of Pledgee, may deliver a written notice to Escrow Agent that such default has occurred and request that Escrow Agent release the Pledged Shares at the direction of Pledgee's Representative to the person or persons acquiring such shares pursuant to the foreclosure of Pledgee's security interest in the Pledged Shares conducted in accordance with the Pledge Agreement and the law of the jurisdiction governing the enforcement of Pledgee's rights thereunder. Upon receipt of such notice, Escrow Agent shall deliver a copy of the notice to Pledgor. Pledgor shall then have ten (10) business days from the date of receipt of such notice to object to such release by delivery to Escrow Agent of an Officers Certificate of Pledgor executed by two officers of the Pledgor, at least one of which shall be its President or Chief Financial Officer, certifying under penalty of perjury that either (i) no default has occurred as a result of any non-payment of interest or principal due under any Replacement Promissory Notes dated as of April 4, 2001 issued to Pledgee, or (ii) based upon written advise of counsel to Pledgor, the foreclosure of Pledgee's security interest in the Pledged Shares was not lawfully conducted e in accordance with the Pledge Agreement of the laws of the jurisdiction governing the enforcement of Pledgee's rights under the Pledge Agreement. If Pledgor objects to such release by delivery of the such Officers Certificate, Escrow Agent shall continue to hold the Pledged Shares in escrow until it receives written instructions from Pledgee's Representative and Pledgor or is otherwise directed by a judicial order. If Pledgor does not object as provided herein within the specified time period, Escrow Agent shall release the Pledged Shares to Pledgee's Representative.

     Fees of $2,000 per annum are payable to Escrow Agent for its ordinary and usual services hereunder. Should there be any extraordinary or unusual services approved by the parties hereto to be rendered by Escrow Agent, Pledgor and Pledgee shall pay reasonable compensation to Escrow Agent for such extraordinary or unusual services, together with any reasonable costs and expenses which may be incurred by Escrow Agent in connection with the same. Pledgor and Pledgee agree that all fees paid to Escrow Agent hereunder shall be paid 50% by Pledgor and 50% by Pledgee.

     Notices hereunder shall be deemed given when actually delivered to the recipient at the applicable address or facsimile number listed below (or at such other address as the recipient shall have designated by notice given hereunder):

     If to Escrow Agent:

          First National Bank
          401 West A Street
          San Diego, Ca 92101-7917
          Attention: Trust Department, Ms. Carlee Harmonson, Sr. Vice President

     If to Pledgor:

          Aerovox Incorporated
          167 John Vertente Blvd.
          New Bedford, MA 02745-1221
          Fax:  508-910-3179
          Attn: Chief Executive Officer

     with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Fax:  617-951-7050
          Attn: David A. Fine, Esq.

     If to Pledgee or Pledgee's Representative:

          Mr. Enrique Sanchez Aldunate
          Tezozomoc 239
          Mexico D.F. 02760

          Mexico
          Fax:  525-352-5385

     The rights and obligations of Escrow Agent under this letter agreement and the General Instructions shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to any conflict of law provision.

                 [Remainder of page intentionally left blank.]

     Please acknowledge your agreement to and acceptance of the foregoing by signing as indicated below.

                              Very truly yours,

Pledgor:                      AEROVOX, INC.


                              By:_______________________
                                 Name:
                                 Title:


Pledgees:                     HOBIR HOLDING B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              KATO HOLDING B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              BIRES INVESTMENTS, B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              TAKO HOLDING, B.V.


                              By:_______________________
                                 Name:
                                 Title:

                              KASRI HOLDING B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              RENKO INVESTMENTS B.V


                              By:_______________________
                                 Name:
                                 Title:



Pledgee's Representative:     ___________________________
                              Enrique Sanchez Aldunate


Agreed and Accepted:

Escrow Agent:                 FIRST NATIONAL BANK


                              By:_______________________
                                 Name:
                                 Title: